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                                                                    Exhibit (J)


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 69 to the registration statement on Form N-1A ("Registration Statement") of our report dated February 23, 2007, relating to the financial statements and financial highlights which appear in the December 31, 2006 Annual Report to Shareholders of the IXIS Value Fund, a series of IXIS Advisor Funds Trust I, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Performance" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
June 29, 2007